Exhibit 10.5

Summary of Lease Agreement (English translation)

English language summary of French language lease agreement dated March 22, 2013 (the “Lease”) by and between PRIMOVIE (the “Lessor”) and GENFIT (the “Tenant”) and an English language summary of French language memorandum of understanding (the “Memorandum”) dated May 23, 2018 by and between PRIMOVIE (as the owner) and GENFIT (as the contracting authority)

a.                            Lessor and owner of the leased premises and premises being built

PRIMOVIE, a real estate investment company (société civile de placement immobilier) with variable capital, with headquarters located in Paris (7th arrondissement) 15/19 avenue de Suffren, identified under SIREN number 752 924 845 and registered at the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Paris.

b.                            Description of the leased premises and premises being built

The current leased premises in a building located at 885 Avenue Eugène Avinée 59120 LOOS (France), consist of:

•                  Laboratory space : approximately 2,180 square meters

•                  Office space : approximately 1,920 square meters

•                  Common area space : approximately 1,350 square meters

•                  Outdoor parking spaces : 83

•                  Land of 17,193 square meters, including a land reserve of 3,907 square meters.

Hereinafter referred as the “Main Building”.

Pursuant to the Memorandum, an extension of the Main Building is being built, consisting of:

•                  Office space : approximately 1,000 to 1,100 square meters

•                  Outdoor parking spaces : 30

Hereinafter referred as the “Extension”.

The Tenant is the contracting authority for the realization of the Extension.

c.                             Duration and effectiveness of the lease

The effective date of the Lease is March 22, 2013.

In compliance with the French Commercial Code, the commercial lease duration is nine (9) years and shall end on March 21, 2022. By way of derogation from Article L. 145-4 of the French Commercial Code, Tenant renounced the possibility to terminate the Lease at the end of each three-year period.

Pursuant to the Memorandum, delivery and final acceptance of the Extension (the “Acceptance”) shall occur by June 30, 2019. Within fifteen (15) calendar days of the Acceptance, Tenant and Lessor shall enter into a new lease agreement for the Main Building and the Extension (the “New Lease”). The duration of the New Lease will be ten (10) years. By way of derogation from the provisions of Article L. 145-4 of the French Commercial Code, the New Lease shall also provide that Tenant shall waive its right to terminate the Lease at the end of each three-year period, such that the New Lease shall be, at the least, for a firm and non-reducible duration of nine (9) years.

d.                            Allowed activity in the premises

Premises are leased for commercial activity and office space in accordance with Tenant’s corporate purpose.

e.                             Rent excluding charges and other taxes

Pursuant to the Lease, the annual rent is €900,000 VAT, charges and other taxes excluded payable on a quarterly basis, each January 1st, April 1st, July 1st and October 1st.

Pursuant to the Memorandum, the Lessor has accepted to contribute up to €2,500,000 VAT excluded to the Extension (the “Financial Contribution”). Therefore, under the terms of the New Lease, the rent will be revised and calculated as set out below, charges and other taxes excluded payable on a quarterly basis each January 1st, April 1st, July 1st and October 1st.

If the Reception occurs prior to March 21, 2019, then the revised rent will be calculated as follows:

•                  For the 1st through 3rd years of the New Lease: annual lease = last indexed rent of the Lease (at the effective date of the New Lease) + (Financial Contribution VAT excluded*9.25%)

•                  For the 4th year of the New Lease:

a.              On a prorated basis, from the beginning of the 4th year to March 21, 2022 : annual lease = last indexed rent of the Lease (at the effective date of the New Lease) + (Financial Contribution VAT excluded*9.25%), in addition to annual indexing

b.              On a prorated basis, from March 22, 2022 to the end of the 4th year : € 741,000 + (Financial Contribution VAT excluded*9.25%), in addition to annual indexing

•                  For the 5th through 10th years of the New Lease : annual lease = € 741,000 + (Financial Contribution VAT excluded*9.25%), in addition to annual indexing

If the Reception occurs after March 22, 2019, then the revised rent will be calculated as follows:

•                  For the 1st and 2nd years of the New Lease: annual lease = last indexed rent of the Lease (at the effective date of the New Lease) + (Financial Contribution VAT excluded*9.25%)

•                  For the 3th year of the New Lease:

c.               On a prorated basis, from the beginning of the 3th year to March 21, 2022 : annual lease = last indexed rent of the Lease (at the effective date of the New Lease) + (Financial Contribution VAT excluded*9.25%), in addition to annual indexing

d.              On a prorated basis, from March 22, 2022 to the end of the 3th year : € 741,000 + (Financial Contribution VAT excluded*9.25%), in addition to annual indexing

•                  For the 4th through 10th years of the New Lease : annual lease = € 741,000 + (Financial Contribution VAT excluded*9.25%), in addition to annual indexing

f.                              Rent adjustment

Under the Lease, the rent shall be adjusted annually on the anniversary date of the contract, according to the National Cost of Construction index published quarterly by the National Institute of Statistics and Economic Studies (“INSEE”).

Under the New Lease, the rent shall be adjusted at its anniversary date starting from the 6th year of the New Lease (if the Reception occurs prior to March 21, 2019) or from the 1st year of the New Lease to the 4th year of the New Lease (if the Reception occurs after March 22, 2019), according to the “Indice des Loyers des Activités Tertiaires” (“French Index of Tertiary Sector rent”)

g.                            Security deposit and bank guarantee

A security deposit is required, equal to three months’ rent. Each rent adjustment shall lead to a corresponding adjustment of the security deposit.

A bank guarantee payable on first demand to guarantee payment of the rent is required, equal to six months’ rent.

h.                            Sublease

Tenant may sublease up to 50% of the premises.

In this case, Tenant shall remain solely liable for the payment of the rent vis-à-vis the Lessor.

i.                               Repairs

In compliance with applicable regulation, Tenant commits to keep the premises in good condition and to be responsible and bear the cost of minor repairs and ongoing maintenance.

In accordance with the Article 606 of the French Civil Code, major repairs to the premises shall be borne by the Lessor.

j.                               Works, installations, arrangements

Tenant shall not make any changes to the layout of the premises, no wall piercing or any work related to the building structure without prior authorization of the administrative authorities (to the extent required) and Lessor.

k.                            Insurance

Tenant shall have the building and all common equipments insured against the following risks: fire and lightning, explosion, electrical damages, aircraft and flying objects crashes, impact by vehicles owned by a third party, hurricanes, cyclones, tornadoes, storms, hail, smoke, strikes, riots and popular uprising, vandalism and malicious activities, water damage and glass breakage.

Tenant shall insure the loss of rent for a period of thirty-six (36) months and the fees for experts.

Tenant shall insure its personal liability to cover personal injury, property damage and intangible damage caused to third parties.

l.                               Liability and remedies

The Lessor waives all recourse against the Tenant and shall obtain the same from its insurers.

Conversely, the Tenant waives all recourse against the Lessor and its insurers and shall obtain the same from its insurers.

m.                        Termination

Should the Tenant fail to pay any due amount by the required date or to meet any of the provisions of the Lease or New Lease, the Lessor may elect to terminate the Lease or New Lease upon expiry of a one-month period starting from an unproductive summons to pay delivered to the Tenant.